Exhibit 10.4

AMENDMENT

TO THE

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT FOR

STEVEN DAVIS

Meritage Homes Corporation, a Maryland corporation (the “Company”), and Steven Davis (“Executive”) entered into an Amended and Restated Employment Agreement effective as of January 1, 2010 (the “Agreement”). By execution of this Amendment, the Company now desires to amend the Agreement as set forth below.

1. This Amendment shall be effective as of February 12, 2013, which was the date the amendment set forth below was approved by the Company’s Compensation Committee of the Board of Directors.

2. Part I of Exhibit A Incentive Compensation Schedule Executive Bonus Compensation is hereby amended and restated in its entirety as follows:

2013 and any Renewal Term

For 2013 (and any Renewal Term), Executive may, in the Board’s reasonable discretion, be entitled to a maximum bonus equal to .65% times (the “total bonus”) the Company’s 2013 (or applicable Renewal Term) EBITDA (as defined below) based on the achievement of the following ranges of RoA and RoE:

	If the Company achieves:	Executive will receive:
	>90% of Budgeted RoA or Budgeted RoE (each as defined below) as approved by the Board	100% (50% of the total bonus for RoA and 50% of the total bonus for RoE, calculated separately)
	80%-89%	80%
	70%-79%	60%
	60%-69%	40%
	50%-59%	20%
	Below 50%	0%

EBITDA means earnings before interest expense and interest amortized to cost of sales, income tax expense (benefit) and depreciation and amortization. EBITDA shall also exclude charges for impairments; one-time bond, refinancing, and offering costs; significant litigation charges (relating to accruals, settlements or judgments, as the case may be); and similar costs associated with one-time or extraordinary events. In addition, for purposes of determining EBITDA for the incentive compensation bonus set forth above, the Executive’s bonus calculation will be determined before taking into account the deduction for the compensation of (i) the Executive; (ii) the General Counsel; (iii) the Chief Financial Officer; and (iv) the Chief Executive Officer.

Budgeted RoA and RoE will be determined by dividing “target” pre-tax income as set forth in the Company’s annual budget (as approved by the Board) by, in the case of RoA, average total assets of the Company based on the total assets of the Company on December 31, 2012, March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013 (or the respective five quarterly dates for any Renewal Term), in each case at ‘target” levels as reflected in the budget approved by the Board; and in the case of RoE, average total stockholders’ equity based on the total stockholders’ equity of the Company on December 31, 2012, March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013 (or the respective five quarterly dates for any Renewal Term), in each case at “target” levels as reflected in the budget approved by the Board.

Annual actual RoA and RoE will be calculated (i) using actual pre-tax income as set forth in the Company’s accounting records for 2013 (or any Renewal Term thereafter) divided by the actual average of the RoA and RoE for the five quarters ending December 31, 2012, March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013 (or the respective five quarterly periods for any Renewal Term), and (ii) where the actual RoA and RoE fall between the thresholds set forth above, payouts will be interpolated along a linear continuum from the threshold exceeded to the next highest threshold. For purposes of calculating the actual RoA and RoE, there shall be excluded the pro forma effects of significant Board-approved debt and capital and M&A transactions to avoid the significant distortion that these types of transactions could have in relation to the budgeted RoA and RoE goals.

This bonus is established pursuant to, and its terms and conditions shall be subject to, the Company’s 2006 Executive Management Incentive Plan. Notwithstanding the above, the above calculation of EBITDA assumes that the Company makes an actual profit before calculating EBITDA. If the Company does not make an actual profit before calculating EBITDA, no bonus will be paid.

3. This Amendment amends only provisions of the Agreement as noted herein, and those provisions not expressly amended shall remain in full force and effect. Notwithstanding the foregoing, this Amendment shall supersede the provisions of the Agreement to the extent those provisions are inconsistent with provisions and the intent of this Amendment.

IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be executed and to be effective as of February 12, 2013.

MERITAGE HOMES CORPORATION, a Maryland corporation

By:	/s/ STEVEN J. HILTON
Name:	Steven J. Hilton
Title:	Chairman & CEO

EXECUTIVE: STEVEN DAVIS

/s/ STEVEN DAVIS

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